                                                                     EXHIBIT 3.3

FORM NO. 7a                                               REGISTRATION NO. 24871


                                    [SEAL]

                                    BERMUDA


                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                         GLOBAL CROSSING HOLDINGS LTD.
                         ----------------------------

was delivered to the Registrar of Companies on the 1ST day of DECEMBER, 1998 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").


                                                    Given under my hand this 8TH
                                                    day of DECEMBER, 1998.

                                                /s/ Pamela Adams

                                               for ACTING REGISTRAR OF COMPANIES


Capital prior to increase:      US$     12,000.00

Amount of increase:             US$750,000,000.00

Present Capital:                US$750,012,000.00

FORM No. 7

                                    [SEAL]
                                    BERMUDA

                           THE COMPANIES ACT OF 1981
                   MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                      OF


                         Global Crossing Holdings Ltd.
--------------------------------------------------------------------------------
                   (hereinafter referred to as "the Company")



  DEPOSITED in the office of the Registrar of Companies on the December 1, 1998 in accordance with the provisions of section 45(3) of the Companies Act 1981.



Minimum Share Capital of the Company            US$     12,000.00

Authorized Share Capital of the Company         US$     12,000.00

Increase of Share Capital as authorized
by a resolution passed at a general
meeting of the Company on the
 1  day of December, 1998                       US$750,000,000.00
                                                -----------------
AUTHORIZED SHARE CAPITAL AS INCREASE            US$750,012,000.00
                                                -----------------


DULY STAMPED in the amount of BD$0.00 being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.



                                                 /s/ Douglas Molyneux
                                                 -------------------------------
                                                 Secretary


DATED THIS   1  day of December 1998



NOTE: This memorandum must be filed in the office of the Registrar of Companied within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.